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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the

                       THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: May 15, 2003

                          BUTLER MANUFACTURING COMPANY

                          Butler Manufacturing Company
                              1540 Genessee Street
                           Kansas City, Missouri 64102
                              Phone (816) 968-3000

                      Incorporated in the State of Delaware

                          Commission File No. 001-12335

                I.R.S. Employer Identification Number: 44-0188420






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ITEM 5.  LETTER OF INTENT TO SELL LESTER DIVISION

On May 15, 2003, Butler Manufacturing Company announced that it has signed a letter of intent to sell substantially all of the assets of the Lester Building Systems business to a management team headed by John Hill, the current Lester division president.

The company anticipate completing a definitive purchase agreement during the next several weeks, with the closing of the transaction occurring late in the second quarter or early in the third quarter of this year.

The transaction excludes the recent jury verdict awarded to Butler Manufacturing Company related to a lawsuit involving Louisiana-Pacific Corporation. The original award of $29.6 million is currently under appeal. The company and the new owners of the Lester Building Systems business will work cooperatively during the appeal process to bring this litigation to its conclusion.

While the financial terms of the transaction were not disclosed, the company anticipates it will record an aftertax charge upon sale of approximately $4.3 million, or $.68 per share. The anticipated pretax charge is approximately $7 million, including noncash charges of approximately $6.5 million for the write-down of assets to net sales value. Per the letter of intent, the company will provide seller financing to the new owners. The sale is subject to contingencies common to such transactions, including due diligence reviews, board approvals, financing, lender consents, and the negotiation of a definitive agreement.

In 2002, the Lester division reported sales of approximately $42 million and recorded an operating loss slightly over $6 million, including approximately $3 million of repositioning expenses and one-time legal costs associated with the Louisiana-Pacific Corporation lawsuit noted above.

The Lester division is part of the company's North American Building Systems Segment, and designs, manufactures, markets and erects pre-engineered wood-frame buildings for a variety of end uses. Principal offices are located in Lester Prairie, Minnesota, with sales, engineering and manufacturing facilities in Charleston, Illinois and Clear Brook, Virginia.




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                                   SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



BUTLER MANUFACTURING COMPANY

May 15, 2003                                   /s/ Larry C. Miller
------------------                             -------------------
Date                                           Larry C. Miller
                                               Vice President - Finance, and
                                                 Chief Financial Officer



May 15, 2003                                   /s/ John W. Huey
------------------                             ----------------
Date                                           John W. Huey
                                               Vice President, General Counsel
                                                 and Secretary





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                                  EXHIBIT INDEX


99.1    Butler Manufacturing Company Signs Letter of Intent to Sell Lester
        Division







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